Exhibit 10.2

EXTENSION OPTION ACKNOWLEDGEMENT LETTER

September 29, 2023

CMTG WF Finance LLC

c/o Mack Real Estate Credit Strategies 60 Columbus Circle

20th Floor

New York, New York 10023

Claros Mortgage Trust, Inc.

c/o Mack Real Estate Credit Strategies 60 Columbus Circle

20th Floor

New York, New York 10023

Re: That certain (i) Master Repurchase and Securities Contract, dated as of September 29, 2021 (as the same has been and may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”), by and between CMTG WF Finance LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”) and (ii) Guarantee Agreement, dated as of September 29, 2021 (as the same has been and may be further amended, modified and/or restated from time to time, the “Guarantee Agreement”), made by Claros Mortgage Trust, Inc. (“Guarantor”) for the benefit of Buyer.

Ladies and Gentlemen:

This letter agreement (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Letter Agreement”) is delivered to you in connection with the Repurchase Agreement and the other Repurchase Documents. Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Repurchase Agreement or the Guarantee Agreement, as applicable.

SECTION 1. Extension of Maturity Date and Revolving Period Expiration Date.

(a)
Seller has requested to extend the Maturity Date and the Revolving Period Expiration Date from September 29, 2023 to September 30, 2024 (the “First Extension Period”) in accordance with the terms and conditions of Sections 3.06(a) and 3.06(c) of the Repurchase Agreement. Subject to the satisfaction of the following conditions precedent, Buyer hereby approves such extensions of the Maturity Date and the Revolving Period Expiration Date:

(i)
After giving effect to the Limited Waiver (as defined herein), each of the conditions set forth in Sections 3.06(a) and 3.06(c) of the Repurchase Agreement shall have been satisfied; and

(ii)
Seller, Guarantor and Pledgor shall deliver an executed copy of this Letter

Agreement to Buyer.
(b)
By signing this Letter Agreement below, Seller hereby represents and warrants that, as of the date of this Letter Agreement: (i) after giving effect to the Limited Waiver, Seller has satisfied each of the conditions set forth in Sections 3.06(a) and 3.06(c) of the Repurchase Agreement, including, without limitation, payment to Buyer of the Extension Fee due in connection with the extension of the Maturity Date described herein, (ii) each of the representations and warranties made by Seller in the Repurchase Agreement is true and correct as if made on and as of the date of this Letter Agreement (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date) and (iii) Seller has performed all agreements and satisfied all conditions that the Repurchase Agreement provides shall be performed or satisfied by it as of the date hereof.

(c)
Seller hereby acknowledges that Maximum Amount as of the date of this Letter Agreement is $750,000,000, as the same shall be reduced from time to time hereafter in accordance with the definition of “Maximum Amount” set forth in the Fee Letter.

SECTION 2. Limited Waiver. Buyer and Seller hereby acknowledge and agree that (a) pursuant to Sections 3.06(a) and 3.06(c) of the Repurchase Agreement, as conditions precedent to the extension of the Maturity Date and the Revolving Period Expiration Date, Seller shall make a written request to extend the Maturity Date and the Revolving Period Expiration Date, which shall be delivered to Buyer no earlier than ninety (90) days and no later than thirty (30) days before the then-current Maturity Date (the “Notice Extension Condition”), and all Purchased Assets shall qualify as Eligible Assets as of the then-current Maturity Date (the “Eligible Assets Extension Condition”), (b) Seller did not timely satisfy the Notice Extension Condition and (c) the Purchased Asset commonly known as “Buckhead” (the “Buckhead Purchased Asset”) does not qualify as an Eligible Asset as of the current Maturity Date. Buyer hereby waives the Notice Extension Condition and, solely with respect to the Buckhead Purchased Asset, the Eligible Assets Extension Condition (the “Limited Waiver”) and Buyer hereby acknowledges that no Default or Event of Default is continuing as of the date of this Letter Agreement as a result of (x) Seller’s failure to repurchase the Buckhead Purchased Asset or (y) any representation breach resulting from the Buckhead Purchased Asset not qualifying as an Eligible Asset; provided that (i) Buyer is providing the Limited Waiver solely in connection with the Notice Extension Condition and Eligible Assets Extension Condition for the First Extension Period and the Limited Waiver shall not be construed to waive, modify, diminish or otherwise affect any of Seller’s obligations, or Buyer’s rights and remedies, under the Repurchase Documents, (ii) Buyer has not, and shall not be deemed to have, waived or modified any rights or remedies with respect to any default or any event or condition that could become an Event of Default under the Repurchase Documents (other than Buyer’s right to determine whether the conditions precedent to extension set forth above have been satisfied), (iii) any failure by Buyer to require strict performance by Seller of any of the provisions, warranties, terms or conditions set forth in the Repurchase Documents shall not be deemed to waive, modify, diminish or otherwise affect the right of Buyer to demand strict performance thereof at any time thereafter, and (iv) any act or knowledge of Buyer, or its officers or employees, shall not be deemed to waive, modify, diminish or otherwise affect Buyer’s rights under the Repurchase Documents unless such waiver or modification is expressly set forth in a written instrument signed by the appropriate officers of Buyer and delivered to Seller. For the avoidance of doubt, a waiver or modification of Buyer’s rights under the Repurchase Documents granted hereunder shall not be construed as a waiver or modification of any such rights on any future occasion, and Seller shall be required to comply with the Notice Extension Condition and Eligible Assets Extension Condition as of all applicable dates of determination other than in connection with the extension of the Maturity Date and the Revolving Period Expiration Date described in this Letter Agreement.

SECTION 3. Miscellaneous.

(a)
This Letter Agreement is a Repurchase Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect notwithstanding this Letter Agreement and reaffirms its obligations under the Guarantee Agreement. Pledgor hereby acknowledges and confirms that the Pledge Agreement remains in full force and effect notwithstanding this Letter Agreement, and hereby reaffirms its obligations under the Pledge Agreement.

(b)
THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS LETTER AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS LETTER AGREEMENT.

(c)
By signing or countersigning below, Buyer, Seller, Pledgor and Guarantor each acknowledge and agree to the terms of this Letter Agreement. This Letter Agreement may be executed in counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures. Minor variations in the form of the signature page, including footers from earlier versions of this Letter Agreement, shall be disregarded in determining a party’s intent or the effectiveness of such signature. No party shall raise the use the delivery of signatures to this Letter Agreement in electronic format as a defense to the formation of a contract and each such party forever waives any such defense.

(d)
Each of Seller, Pledgor and Guarantor acknowledges and agrees that as of the date hereof it has no known defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Repurchase Document and any such known defenses, rights of setoff, claims, counterclaims or causes of action as of the date hereof are hereby irrevocably waived.

(e)
In consideration of Buyer entering into this Letter Agreement, Seller, Pledgor and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known to Seller, Pledgor and Guarantor to the extent that any of the foregoing exist as of the date hereof and arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.

(f)
Guarantor hereby acknowledges the execution and delivery of this Letter Agreement and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein).

(g)
Seller agrees to pay and reimburse Buyer for all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Letter Agreement, including, without limitation, the reasonable fees and disbursements of Mayer Brown LLP, counsel to Buyer.

[Signature Pages Follow]

Please evidence your agreement to the terms of this Letter Agreement by signing a counterpart of this Letter Agreement and returning it to the undersigned.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ____________________

Name: Allen Lewis

Title: Managing Director

AGREED TO AND ACCEPTED BY:

CMTG WF FINANCE LLC

By:___________________

Name: J. Michael McGillis

Title: Authorized Signatory

AGREED TO AND ACCEPTED BY:

CMTG WF FINANCE HOLDCO LLC

By:___________________

Name: J. Michael McGillis

Title: Authorized Signatory

AGREED TO AND ACCEPTED BY:

CLAROS MORTGAGE TRUST, INC.

By:___________________

Name: J. Michael McGillis

Title: Authorized Signatory